UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

American Seafoods Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-90436	22-3702647
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Market Place Tower 2025 First Avenue Suite 1200 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

(206) 374-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement / Item 2.06 Material Impairments

On September 29, 2004, American Seafoods Group LLC entered into an amendment to its existing credit facility with Bank of America, N.A., as administrative agent, issuing lender and swingline lender, Harris Trust and Savings Bank, as documentation agent, and The Bank of Nova Scotia, as syndication agent.

The credit facility amendment, among other things, (1) permits the sale of up to $7.5 million of certain distribution-related assets used in the company’s catfish operations, (2) increases the company’s leverage ratio to 4.75 beginning September 30, 2004 and makes other covenant modifications to provide the company with necessary covenant relief, (3) permits future offerings by a parent of American Seafoods Group of senior discount notes, and (4) excludes certain expenses from the definition of Adjusted EBITDA for purposes of covenant calculations, including the write-off of offering costs of up to $19 million related to the offering of Income Deposit Securities (“IDSs”), which the company will record in the three month period ended September 30, 2004, and a significant portion of which have already been paid.

On October 5, 2004, the company withdrew its S-1 Registration Statement relating to its initial public offering of IDSs. The initial S-1 Registration Statement was filed in May 2003 and the company withdrew the offering from the market in August 2004 due to poor market conditions. On September 30, 2004, the company definitively determined that it was probable that it would not proceed with the initial public offering of its IDSs and, as a result, the company expects to record a charge of up to $19 million related to the IDS offering costs.

An important factor in seeking covenant relief under the credit facility was the company’s need to amend its leverage ratio, which is calculated by dividing its total debt by the amount of its Adjusted EBITDA. The company’s total debt level as of September 30, 2004 was $501.0 million compared to $482.9 million as of June 30, 2004. The company anticipates that its leverage ratio as of September 30, 2004 will be within its new covenant levels although Adjusted EBITDA is expected to be lower for the three month period ended September 30, 2004 than its Adjusted EBITDA for the same period in 2003. The company expects, however, that Adjusted EBITDA for the full year of 2004 will be comparable with Adjusted EBITDA for the full year of 2003.

On September 30, 2004, management determined that it was more likely than not that the carrying value of Southern Pride’s assets, including goodwill, exceeds their fair value. As a result, the company expects to record an impairment charge of up to $7.2 million in the third quarter of 2004 related to the goodwill associated with Southern Pride.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SEAFOODS GROUP LLC (Registrant)

Date: October 5, 2004	By:	/s/ BRAD BODENMAN
Brad Bodenman Chief Financial Officer